UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):    November 21, 2025
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              Regal Rexnord Corporation
(Exact name of registrant as specified in its charter)

Wisconsin	1-7283	39-0875718
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

          111 West Michigan Street, Milwaukee, Wisconsin 53203
(Address of Principal Executive Offices, Including Zip Code)

Registrant's Telephone Number: (608) 364-8800

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock	RRX	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐
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Item 1.01    Entry into a Material Definitive Agreement.

On November 21, 2025, Regal Rexnord Corporation, a Wisconsin corporation (the “Company”), and the subsidiary borrowers party thereto entered into a Third Amended and Restated Credit Agreement (the “Amended and Restated Credit Agreement”) with a syndicate of financial institutions, as lenders, and JPMorgan Chase Bank, N.A., as administrative agent for the lenders. Capitalized terms used but not defined herein have the meanings ascribed thereto in the Amended and Restated Credit Agreement.

The Amended and Restated Credit Agreement amends and restates in its entirety the Second Amended and Restated Credit Agreement, dated as of March 28, 2022 (the “Existing Credit Agreement”), as amended, among the Company, various subsidiaries of the Company party thereto, the financial institutions party thereto, as lenders, and JPMorgan Chase Bank, N.A., as administrative agent.

The credit facilities extended under the Amended and Restated Credit Agreement shall consist of (i) an unsecured Delayed Draw Term Loan in an aggregate principal amount of up to $850,000,000, maturing on February 21, 2029 (the “Delayed Draw Term Loan Facility”) and (ii) an unsecured revolving line of credit in Dollars or various other currencies in an aggregate principal amount of up to $1,500,000,000, maturing on November 21, 2030 (collectively with the Delayed Draw Term Loan Facility, the “Facilities”). Interest for benchmark rate loans is calculated based on a SOFR benchmark rate, plus a margin spread to be adjusted quarterly based on the Company’s Funded Debt to EBITDA Ratio.

The Amended and Restated Credit Agreement provides that the Company shall have a Funded Debt to EBITDA Ratio as of the last day of any fiscal quarter of not greater than 4.00 to 1.00 for the first two fiscal quarters ending after the closing date of the Amended and Restated Credit Agreement and as of the last day of any fiscal quarter thereafter, not greater than 3.75 to 1.00. Once the maximum Funded Debt to EBITDA Ratio is 3.75 to 1.00, the maximum Funded Debt to EBITDA Ratio may increase, at the Company’s election, to a maximum of 4.25 to 1.00 for any four fiscal quarter period following the consummation of an acquisition of at least $150,000,000, subject to certain restrictions. The Amended and Restated Credit Agreement also provides that the Company shall have an Interest Coverage Ratio as of the last day of any fiscal quarter of not less than 3.00 to 1.00. The Amended and Restated Credit Agreement also contains certain restrictions on the Company and its Significant Subsidiaries, including restrictions on their ability to incur debt or create or incur liens on assets. The Amended and Restated Credit Agreement includes restrictions on the Company’s, the Subsidiary Borrowers’ and the Subsidiary Guarantors’ ability to merge or sell all or substantially all of their assets. The Company’s obligations under the Amended and Restated Credit Agreement are guaranteed by the Subsidiary Guarantors.

The Company will use the Facilities to refinance the Existing Credit Agreement, to pay fees, costs, and other expenses incurred therewith, to fund working capital needs, capital expenditures and for general corporate purposes of the Company and its subsidiaries. In addition, the Delayed Draw Term Loan Facility will be used to refinance the 6.050% Senior Notes due 2026 issued by the Company.

The summary set forth above is not intended to be complete and is qualified in its entirety by reference to the full text of the Amended and Restated Credit Agreement, a copy of which is attached hereto as Exhibit 10.1.

Item 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure under Item 1.01 of this report regarding the entry into of the Amended and Restated Credit Agreement is hereby incorporated by reference.

Exhibit Index

Exhibit Number	Exhibit Description
10.1
Third Amended and Restated Credit Agreement dated as of November 21, 2025 among Regal Rexnord Corporation, the subsidiary borrowers party thereto, the lenders party thereto, and JPMorgan Chase Bank, N.A., as Administrative Agent.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGAL REXNORD CORPORATION

Date: November 25, 2025          By: /s/ Molly Johnson
Molly Johnson
Vice President, Associate General Counsel & Assistant
Corporate Secretary